Exhibit 3.2

BYLAWS

OF

INFOLOGIX, INC.

(a Delaware corporation)

Dated: January 18, 2011

ARTICLE I

STOCKHOLDERS

SECTION 1.    Place of Meetings.

All meetings of stockholders shall be held at such location as the Board of Directors may provide in the notice of the meeting.

SECTION 2.    Informal Action by Stockholders.

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the stockholders entitled to vote on the matter and such written consent is filed with the records of stockholders’ meetings.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.    Powers.

The property, business, and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred upon or reserved to the stockholders by law, by the certificate of incorporation or by these bylaws. The Board of Directors shall keep minutes of each of its proceedings and a full account of all of its transactions.

SECTION 2.    Number of Directors.

The number of directors of the Corporation shall be three (3), or such other number as may from time to time be determined by the vote of a majority of the entire Board of Directors. The tenure of office of a director may not be affected by any change in the number of directors.

SECTION 3.    Election.

Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by a plurality of all the votes cast, in person or by proxy, provided a quorum is present. Directors need not be stockholders. Each director shall hold office until the next annual meeting of stockholders held after his or her election and until his or her successor has been duly elected and qualifies, until his or her death, or until he or she has resigned or has been removed pursuant to the applicable provisions of these bylaws.

SECTION 4.    Removal.

At a duly called meeting of the stockholders at which a quorum is present, the stockholders, by vote of the holders of not less than a majority of the outstanding shares of stock entitled to vote generally in the election of directors, in person or by proxy, may remove any director or directors from office.

SECTION 5.    Vacancies.

If any director shall die or resign, or if the stockholders shall remove any director without electing a successor to fill the remaining term, the vacancy may be filled by the vote of a majority of the remaining members of the Board of Directors, although the remaining directors may be less than a quorum. Vacancies in the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board of Directors as constituted prior to the increase. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

SECTION 6.    Meetings.

Immediately after each meeting of stockholders at which a Board of Directors has been elected, the Board of Directors shall meet, without notice, for the election of officers of the Corporation and for the transaction of other business. Other, regular meetings of the Board of Directors shall be held at such times as the Board of Directors may determine by resolution or as may be designated by the Chairman of the Board or the President. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or by the President. Regular and special meetings of the Board of Directors may be held at such place, in or outside the State of Delaware, as the Board of Directors may from time to time determine. Members of the Board of Directors may participate in meetings by means of a conference call or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at such meeting.

SECTION 7.    Notice of Meetings.

Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director not less than three (3) days prior to the meeting by delivering it to the director or to his or her residence or usual place of business, or by mailing it, postage prepaid and addressed to him or her at his or her address as it appears upon the records of the Corporation, or by transmitting it by facsimile or by electronic mail or by any other electronic means. Notice of special meetings may be given the same way, or may be given personally, by telephone, or by facsimile or electronic mail or other electronic means addressed to the director at his or her address, facsimile number or electronic address as it appears upon the records of the Corporation, not less than one (1) day prior to the meeting. Unless required by these bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding of the meeting, waives such notice.

SECTION 8.    Quorum.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by law, by the certificate of incorporation, or by these bylaws, the vote of a majority of the directors at a duly constituted meeting shall be sufficient to pass any measure. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may also take action or make decisions by any other method that may be permitted by law, by the certificate of incorporation, or by these bylaws.

SECTION 9.    Informal Action by Directors.

Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all the directors entitled to vote on the matter and such written consent is filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

OFFICERS

SECTION 1.    Election, Tenure, and Compensation.

The Board of Directors shall elect a President, Secretary and Treasurer, who need not be directors. The Board of Directors may elect one or more Vice Presidents, and such other officers with such powers and duties as the Board may from time to time designate for the proper conduct of the business of the Corporation, none of whom need be directors. Each officer shall be elected by a majority vote of the entire Board of Directors and shall hold office until his or her successor is duly elected and qualifies, or until his or her death, resignation or removal. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

SECTION 2.    Chairman of the Board.

The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and of the Board of Directors at which he or she shall be present. He or she also shall have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3.    President.

The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and supervision of the Corporation’s business, affairs, and properties. He or she shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. He or she may sign, with the Secretary, the Treasurer, an Assistant Secretary or an Assistant Treasurer, certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of stockholders and of the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the executive committee, if one is established by the Board of Directors.

SECTION 4.    Vice Presidents.

Each Vice President, which term shall include any Senior or Executive Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all contracts or other obligations in the name of the Corporation in the ordinary course of business, and with the Secretary, or with the Treasurer, or with an Assistant Secretary, or with an Assistant Treasurer, may sign certificates of stock of the Corporation. At the request of the President or in his or her absence or during his or her inability to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or by the President.

SECTION 5.    Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders, including all the votes taken at such meetings, and record them in books provided for that purpose. He or she shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by law. He or she shall be the custodian of the records and of the corporate seal of the Corporation. He or she shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the seal. He or she may sign with the President or a Vice President, certificates of stock of the Corporation. In general, the Secretary shall perform all duties ordinarily incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the President.

SECTION 6.    Treasurer.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or depositories as may be designated by the Board of Directors. He or she shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation and shall render to the President and the members of the Board of Directors at regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation in case of his or her death, resignation, retirement or removal from office of all Corporation books, papers, vouchers, moneys and other properties of whatever kind in his or her possession or control.

SECTION 7.    Subordinate and Other Officers.

The subordinate officers shall consist of such assistant officers as may be deemed desirable and as may be elected by a majority of the members of the Board of Directors. Each such subordinate officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may elect or appoint such other officers of the Corporation, with such duties and powers, as the Board of Directors may determine from time to time.

SECTION 8.    Officers Holding Two or More Offices.

Any two or more of the above-named offices may be held by the same person, except that the office of President and Vice President may not be held by the same person. No officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument be required by law, by the certificate of incorporation, by these bylaws, or by resolution of the Board of Directors to be executed, acknowledged or verified by two or more officers.

SECTION 9.    Removal and Vacancies.

Any officer of the Corporation may be removed, with or without cause, by the Board of Directors. A vacancy in any office because of removal, resignation, death or any other cause may be filled for the unexpired portion of the term by election of the Board of Directors at any regular or special meeting.

ARTICLE IV

STOCK

SECTION 1.    Payment.

The consideration for the issuance of stock in the Corporation may be paid in whole or in part in money, tangible or intangible property, labor or services actually performed for the Corporation, a promissory note or other obligation for future payment in money or contracts for labor or services to be performed. The Corporation may place in escrow stock issued for a contract for future labor or services or a promissory note or other obligation for future payment in money, or make such other arrangements restricting transfer of the stock as are permitted by law.

SECTION 2.    Certificates.

Each stockholder shall be entitled to a certificate or certificates that shall represent and certify the number and kind of shares of stock owned by him, her or it in the Corporation for which full payment has been made or for which certificates are permitted to be issued under Delaware law prior to full payment. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer, and shall bear the seal of the Corporation. A certificate shall be deemed to be so signed and sealed whether the required signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other form of seal. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

Each certificate representing capital stock of the Corporation shall, when issued, bear substantially the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE DELAWARE SECURITIES ACT, OR UNDER THE SECURITIES ACTS OF ANY OTHER STATE OR JURISDICTION. NO SALE, OFFER TO SELL OR OTHER TRANSFER OF THESE SECURITIES MAY BE MADE UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR UNLESS IN THE OPINION OF COUNSEL OF THE CORPORATION, THE PROPOSED DISPOSITION MAY BE MADE PURSUANT TO A VALID EXEMPTION FROM THE REGISTRATION PROVISIONS OF THOSE ACTS.”

SECTION 3.    Transfer of Shares.

Shares of stock shall be transferable only on the books of the Corporation by the holder of the shares, in person or by duly authorized agent, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

ARTICLE V

BOOKS AND RECORDS; FISCAL YEAR

SECTION 1.    Books and Records.

The Corporation shall maintain a stock ledger that shall contain the name and address of each stockholder and the number of shares of stock of the Corporation which the stockholder holds. The ledger shall be kept at the principal offices of the Corporation. All other books, accounts and records of the Corporation, including the original or a certified copy of these bylaws, the minutes of all stockholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall also be kept and maintained by the Secretary at the principal offices of the Corporation.

SECTION 2.    Fiscal Year.

The fiscal year of the Corporation shall be determined by the Board of Directors and evidenced by a resolution filed with the corporate records.

ARTICLE VI

AMENDMENTS

SECTION 1.    Amendment of Bylaws.

The Board of Directors shall have the power and authority to amend, alter or repeal all or any provisions of these bylaws and may from time to time make additional bylaws.